Exhibit 10.10

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS AGREEMENT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO

PURCHASE AND PATENT ASSIGNMENT AGREEMENT

BETWEEN:

VALENT TECHNOLOGIES LLC

(“Valent”)

AND:

DEL MAR PHARMACEUTICALS (BC) LTD.

(“DelMar”)

WHEREAS:

A.
DelMar has entered into a letter of intent with Berry Only, Inc. (BRRY), a public company, and engaged the services of an investment banker to undertake a Reverse Take-Over and financing that will result in DelMar becoming a publicly traded company under which BRRY shall change its name to DelMar Pharmaceuticals, Inc.;

B.
The investment banker has requested that the Parties amend the Agreement and the Parties have agreed to enter into this Amendment to record the terms on which the Agreement shall be amended, in accordance with Article 11.8 of the Agreement; and

C.	All capitalized terms not defined herein have the meaning ascribed thereto in the Purchase and Patent Assignment Agreement dated September 20, 2010.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) the Parties agree as follows:

1.
The Royalty under Article 4.1 of the Agreement shall be reduced to [*].  For clarity, Article 4.1 shall read: “On a Product-by-Product and country-by-country basis, during the applicable Royalty Term, Del Mar will pay Valent royalties based upon the Net Sales by Del Mar and its Affiliates for each product.  Subject to Section 4.4, the royalty rate for each Product and on a Product-by-Product basis for Net Sales made by Del Mar and its Affiliates will be [*].

2.	The reduction in the royalty under Article 4.1 of the Agreement shall be subject to the following terms and conditions:

A.	The Closing of the financing and Reverse Take Over transaction.

B.	The issuance of 1,150,000 shares of Berry Only, Inc. (or DelMar Pharmaceuticals, Inc. following the name change) to Valent.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the 21st day of January, 2013, by their duly authorized representatives.

VALENT TECHNOLOGIES, LLC	DEL MAR PHARMACEUTICALS (BC) LTD.

/s/Dennis Brown	/s/ Jeffrey Bacha
Dennis Brown	Jeffrey Bacha, President & CEO

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